Exhibit 4.1
Broadpoint.Gleacher BS 0510 BROADPOINT GLEACHER SECURITIES GROUP, INC. COMMON STOCK INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK CUSIP 11134A 10 3 SEE REVERSE FOR CERTAIN DEFINITIONS THIS CERTIFIES THAT SPECIMEN IS THE OWNER OF FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) EACH OF BROADPOINT GLEACHER SECURITIES GROUP, INC. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of New York and to the Certificate of Incorporation and By-Laws of the Corporation, as now or hereafter amended to all of which the holder of this certificate assents by his acceptance hereof. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers. DATED: Chairman Secretary Chief Executive Officer Countersigned and Registered: By AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC (New York, New York) Transfer Agent and Registrar Authorized Signature American Bank Note Company.

BROADPOINT GLEACHER SECURITIES GROUP, INC. The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the Corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations: TEN COM -as tenants in common TEN ENT - as tenants by the entireties JT TEN -as joint tenants with right of survivorship and not as tenants in common UNIF GIFT MIN ACT- Custodian (Cust) (Minor) under Uniform Gifts to Minors Act (State) Additional abbreviations may also be used though not in the above list. For value received, ______ hereby sell, assign and transfer unto PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE Shares of the Common Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _____ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises. Dated, __________ NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER. SIGNATURE GUARANTEED: THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C.RULE 17Ad-15.